UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2018

EyePoint Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51122	26-2774444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 926-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2018 (the “Start Date”), EyePoint Pharmaceuticals, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed David Price, age 55, as the Company’s Chief Financial Officer. Mr. Price was appointed Chief Financial Officer by the Board on July 31, 2018, effective as of the Start Date.

In connection with Mr. Price’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Price, which provides that his employment will continue until either the Company or Mr. Price provides notice of termination in accordance with the terms of the Employment Agreement. In addition, the Company entered into a confidential information, non-disclosure, non-solicitation, non-compete, and rights to intellectual property agreement with Mr. Price, which prohibits him from competing with the Company, soliciting the Company’s employees and customers and disclosing confidential information during the term of his employment and for a specified time thereafter.

Pursuant to the Employment Agreement, Mr. Price is entitled to receive an annual base salary of $425,000. In connection with his employment, the Company granted Mr. Price (a) options to purchase 385,000 shares of the Company’s common stock at an exercise price of $2.22 per share, vesting in three equal annual installments commencing on the first anniversary of the Start Date, and (b) 225,000 performance-based restricted stock units with performance vesting metrics to be determined within 30 days of the Start Date (collectively, the “Equity Awards”). The Equity Awards were made outside the Company’s 2016 Long Term Equity Incentive Plan, as amended, as an inducement material to Mr. Price’s entering into employment with the Company pursuant to Nasdaq Stock Market LLC (“Nasdaq”) Listing Rule 5635(c)(4). In addition, Mr. Price is eligible to receive an annual cash bonus, which is based on the achievement of individual and corporate performance objectives, calculated as a percentage of his annual base salary, and which will be determined by the Company’s Board, in its sole discretion. Mr. Price’s target annual bonus is 40% of his annual base salary. In connection with his appointment, Mr. Price has also entered into the Company’s standard indemnification agreement, the form of which is filed as Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016.

Under the Employment Agreement, if Mr. Price’s employment is terminated by the Company without “cause” or by Mr. Price for “good cause” (as such terms are defined in the Employment Agreement), Mr. Price will be entitled to (a) his base salary for the period of 12 months from the date of termination; provided, however, that if such termination occurs within 12 months following the Start Date (a “One Year Termination”), Mr. Price will instead be entitled to his base salary for the period of 6 months from the date of termination; (b) 100% of his target bonus, or 50% of his target bonus in the event of a One Year Termination, in either case, payable in equal installments during the period of base salary continuation payable in clause (a); and (c) reimbursements equal to the portion of the monthly health premiums paid by the Company on Mr. Price’s behalf and that of his eligible dependents immediately preceding the date that Mr. Price’s employment terminates until the earlier of (i) the last day of the period of base salary continuation under clause (a) and (ii) that date that Mr. Price and his eligible dependents become ineligible for COBRA coverage. Upon a “change of control” (as such term is defined in the Employment Agreement), any options to purchase shares of the Company’s common stock or shares of restricted stock of the Company held by Mr. Price that are not fully vested at the time of the change of control will immediately accelerate and vest in full, provided that Mr. Price is employed by the Company on the date of the change of control.

In addition to the payments set forth in the preceding paragraph, upon the termination of Mr. Price’s employment for any reason, Mr. Price will be entitled to receive any earned or accrued amounts and vested benefits that remain unpaid as of the date of his termination of employment. The payments and benefits set forth above are subject to Mr. Price’s execution of a release of claims.

Mr. Price brings more than 25 years of experience in the healthcare, investment banking and accounting industries to the Company. Most recently, Mr. Price served as the Chief Financial Officer of Concordia International Corp. (NASDAQ: CXRX), an international specialty pharmaceutical company focused on generic and legacy pharmaceutical products, from May 2017 to July 2018. Prior to Concordia, he served as Chief Financial Officer of Bioventus LLC, a private, equity-backed global provider of medical devices in the orthobiologics field, from October 2012 to April 2017. Prior to his role at Bioventus, Mr. Price was the Chief Financial Officer at EDGAR Online Inc., a financial data, technology and business process outsourcing company, from July 2010 to October 2012. Prior to that, Mr. Price was Chief Financial Officer of Cornerstone Therapeutics, Inc., a publicly traded specialty pharmaceutical company, from September 2009 to July 2010. Mr. Price has previously served as managing director in the healthcare and pharmaceutical services sector at two investment banking firms – Jefferies & Company in New York, and Bear Stearns & Co. in London and New York – and worked at PricewaterhouseCoopers Consulting and Arthur Andersen. He holds an honors degree in Accounting and Financial Management from Lancaster University in the UK and is a member of the Institute of Chartered Accountants in England and Wales.

There are no family relationships between Mr. Price and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The description of the Employment Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 8.01	Other Events

On the Start Date, the Company issued a press release announcing the appointment of Mr. Price. A copy of the press release, which is filed with this Current Report on Form 8-K as Exhibit 99.1, is hereby filed pursuant to this Item 8.01.

Item 9.01 Financial	Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated August 1, 2018, by and between EyePoint Pharmaceuticals, Inc. and David Price.

99.1	Press Release, dated August 1, 2018, by EyePoint Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EyePoint Pharmaceuticals, Inc.

Date: August 3, 2018	By:	/s/ Nancy Lurker
	Name:	Nancy Lurker
	Title	President and Chief Executive Officer